CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 2-82544 of Lord Abbett Mid-Cap Value Fund, Inc. on Form N-1A of our report dated February 16, 2001, appearing in the 2000 Annual Report to Shareholders of Lord Abbett Mid-Cap Value Fund, Inc. and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information, all of which are part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
April 25, 2001